                          CAREMARK INTERNATIONAL INC.

        EXHIBIT 12.1 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


(In millions, except ratios)

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YEAR ENDED DECEMBER 31                    1995(a)    1994(a)   1993(a)
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

Pretax income from continuing operations  $31.5     $ 91.2     $80.3
  Add:
   Interest costs                          25.4       16.4       5.5
   Estimated interest included in          13.2       15.3      12.6
    rentals (b)
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Fixed charges as defined                   38.6       31.7      18.1
   Interest costs capitalized              (4.0)      (3.6)     (0.8)
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Income as adjusted                        $66.1     $119.3     $97.6
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Ratio of earnings to fixed charges         1.71       3.76      5.39
                                      =========================================


- -------------------------------------------------------------------------------
SIX MONTHS ENDED JUNE 30                                        1996
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
Pretax income from continuing operations                       $64.4
  Add:
   Interest costs                                               13.2
   Estimated interest included in                                7.1
    rentals (b)
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Fixed charges as defined                                        20.3
   Interest costs capitalized                                   (1.3)
- -------------------------------------------------------------------------------
Income as adjusted                                             $83.4
- -------------------------------------------------------------------------------

Ratio of earnings to fixed charges                               4.1
                                                          =====================
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

(a)  Results have been restated to adjust for discontinued operations.

(b)  Represents the estimated interest portion of rents.